As filed with the Securities and Exchange Commission on February 5, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pharmasset, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0406340
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

303-A College Road East

Princeton, New Jersey 08540

(609) 613-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Schaefer Price

President and Chief Executive Officer

Pharmasset, Inc.

303-A College Road East

Princeton, New Jersey 08540

(609) 613-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square – 18th and Arch Streets

Philadelphia, Pennsylvania 19103-2799

Telephone: (215) 981-4000

Facsimile: (215) 981-4750

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check this box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price (2) (3) (4) (5)	Amount of Registration Fee
Common Stock, $0.001 Par Value
Preferred Stock, $0.001 Par Value
Debt Securities
Warrants
Units
Total	$150,000,000	$10,695

(1)	This registration statement also covers (i) debt securities, preferred stock and common stock of the registrant that may be issued upon the exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon the conversion of, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate offering price not to exceed $150,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(4)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest and dividends, if any.
(5)	Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 5, 2010

PROSPECTUS

Pharmasset, Inc.

$150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

This prospectus relates to common stock, preferred stock, debt securities, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of up to an aggregate of $150,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on The NASDAQ Stock Market LLC under the symbol “VRUS.” Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on The NASDAQ Stock Market LLC or any other national securities exchange of the securities covered by such prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, or Registration Statement, that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate public offering price of $150,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference into this prospectus, together with the additional information described below under “Where You Can Find More Information,” carefully before making an investment decision.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.

Unless the context otherwise requires, in this prospectus, “Pharmasset”, the “Company”, “we”, “us”, “our” and similar names refer to Pharmasset, Inc.

Pharmasset and our logo are our trademarks. Other trademarks mentioned in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov and through The NASDAQ Stock Market LLC, or NASDAQ, on which our common stock is listed. Information about obtaining copies of our public filings with NASDAQ is available at their website at http://www.nasdaq.com.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•	the description of our common stock contained in our Form 8-A filed on April 24, 2007, including any amendments or reports filed for the purpose of updating the description;

•	our annual report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC on November 25, 2009;

•	our current reports on Form 8-K filed with the SEC on January 8, 2010, January 25, 2010 and January 28, 2010;

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement; and

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the final offering of securities under this prospectus.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s web site at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Pharmasset, Inc.

303-A College Road East

Princeton, New Jersey 08540

Attention: Investor Relations

Telephone: (609) 613-4100

We also maintain a web site at http://www.pharmasset.com (which is not intended to be an active hyperlink in this prospectus) through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our research and development plans and programs, market opportunities, our strategy, our competition, our projected revenue and expense levels and the adequacy of our available cash resources. This prospectus and any prospectus supplement also contain forward-looking statements attributed to third parties relating to their estimates regarding our industry. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors discussed in “Risk Factors” below.

Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus and any prospectus supplement and the documents that we reference herein and therein, as well as the exhibits filed with or incorporated by reference into the Registration Statement, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

ABOUT PHARMASSET, INC.

We are a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Our primary focus is on the development of nucleoside/tide analogs as oral therapeutics for the treatment of chronic hepatitis C virus, or HCV, infection and, secondarily, on the development of RacivirTM for the treatment of human immunodeficiency virus, or HIV, infection. Nucleoside/tide analogs are a class of compounds which act as alternative substrates for the viral polymerase, thus inhibiting viral replication. We currently have three clinical-stage product candidates, two of which we are developing ourselves and one of which we are developing with a strategic partner. We are also advancing a series of preclinical candidates in preparation for clinical development. Our three clinical stage product candidates are:

•

RG7128 (formerly R7128), a first generation HCV nucleoside polymerase inhibitor we are developing through a strategic collaboration with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. ( collectively Roche). RG7128 is in a Phase 2b clinical trial in combination with Pegasys® (pegylated interferon) plus Copegus® (ribavirin), the standard of care for treating HCV. In addition, RG7128 recently completed INFORM-1, a study designed to investigate the combination of two oral direct acting antivirals in the absence of pegylated interferon and ribavirin. Both of these studies are being conducted by Roche;

•	PSI-7977 (an isomer of PSI-7851), a second generation HCV nucleotide polymerase inhibitor that is in a Phase 2a clinical trial; and

•	Racivir, for the treatment of HIV in combination with other approved HIV drugs, which has completed a Phase 2 clinical trial.

In addition, we nominated PSI-938 and PSI-879 as third generation nucleotide development candidates for the treatment of HCV, each of which could potentially be used in combination with our current nucleoside/tides, RG7128 or PSI-7977. PSI-938 and PSI-879 are proprietary purine nucleotide analog inhibitors of HCV polymerase that are in preclinical studies required for submission of an Investigational New Drug application with the U.S. Food and Drug Administration or equivalent foreign regulatory application.

You can get more information regarding our business and industry by reading our most recent annual report on Form 10-K and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

CORPORATE INFORMATION

We were incorporated as Pharmasset, Inc. under the laws of Delaware on June 8, 2004. Our corporate headquarters is located at 303-A College Road East, Princeton, New Jersey 08540. Our general telephone number at that address is (609) 613-4100.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

USE OF PROCEEDS

Unless we indicate otherwise in the prospectus supplement for a particular offering, we intend to use the net proceeds of the securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, the acquisition of assets or businesses that are complementary to our existing business, the repayment of our debt and the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property. We will set forth in the prospectus supplement for a particular offering our intended use for the net proceeds received from the sale of securities in such offering. We may also invest the net proceeds temporarily in mutual and money market funds, bank certificates of deposit and investment-grade commercial paper, corporate notes, and government securities until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units to purchase any of such securities, with a total value of up to $150,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends;

•	redemption, conversion or exchange terms;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants;

•	voting or other rights; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our board of directors. As of February 2, 2010, we had outstanding 30,156,473 shares of common stock and zero shares of preferred stock.

The following is qualified in its entirety by reference to our certificate of incorporation and our bylaws, and by the provisions of applicable law. Our certificate of incorporation and bylaws are included as exhibits to our most recent annual report on Form 10-K.

Common Stock

Holders of our common stock are entitled to one vote for each share for the election of directors and on all other matters submitted to a vote of stockholders, and do not have cumulative voting rights. Generally, in matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter shall be the action of the stockholders. For the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Holders of our common stock are entitled to receive, as, when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any preferential dividend or other rights of any then outstanding preferred stock.

No preemptive, conversion, subscription or liquidation rights or sinking fund provisions apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets available for distribution, subject to any preferential or other rights of any then outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more classes or one or more series of stock within any class and to designate the rights, preferences and privileges of each class or series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in our control without further action by the stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of our certificate of incorporation, bylaws, as well as Section 203 of the General Corporation Law of the State of Delaware may contain various provisions intended to promote stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, which could disrupt us, divert the attention of our directors, executive officers and employees and adversely affect the independence and integrity of our business. A summary of these provisions of our certificate of incorporation, bylaws and Delaware law is set forth below.

Classified Board; Removal of Directors. Pursuant to our certificate of incorporation, the size of our board of directors shall not be less than three or greater than 21. Our board of directors determines its specific size at any given time. Our certificate of incorporation provides that the directors will be divided into three classes, with each class consisting as nearly as possible in size of one-third of the directors. Directors elected by our stockholders at an annual meeting of stockholders will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at such annual meeting.

Our certificate of incorporation provides that except as otherwise provided for or fixed by or pursuant to an amendment to our certificate of incorporation setting forth the rights of the holders of any class or series of preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board. Any director elected in accordance with the preceding sentence shall be a director of the same class as the director whose vacancy he or she fills and shall hold office until the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Any director may be removed from office for cause at any time by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

These provisions of our certificate of incorporation and bylaws would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Special Stockholders’ Meetings and Right to Act by Written Consent. Our bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors or our President or upon a resolution adopted by our board of directors. Our stockholders are not permitted to call, or to require that our board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our bylaws provide that any action of stockholders may be taken only at a meeting of the stockholders and may not be taken without a meeting through the execution of a consent or consents thereto by the stockholders.

Procedures for Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors and to propose any new business at any annual meeting. With respect to stockholder nominations and proposals, only persons nominated in accordance with this procedure are eligible to serve as directors, and only business brought before the annual meeting in accordance with this procedure may be conducted at the annual meeting. Under this procedure, notice of stockholder nominations and proposals for new business at the annual meeting, regardless of whether a stockholder seeks inclusion of a proposal in our proxy pursuant to Rule 14a-8 under the Exchange Act, must be received at our principal executive offices not less than 120 calendar days prior to the date of our proxy statement made available to stockholders in connection with the previous year’s annual meeting of stockholders, except that, if no annual meeting of stockholders was held in the previous year, or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received at our principal executive offices not less than the later of (i) 150 calendar days prior to the date of the contemplated annual meeting and (ii) the date that is 10 calendar days after the date of the first public announcement or other notification to the stockholders of the date of the contemplated annual meeting. For nominations and proposals for any special meetings, our bylaws require notice not more than 60 days nor less than 10 days before the special meeting. Our bylaws provide that notice to our secretary with respect to any stockholder nomination or proposal must include certain information regarding the nominee, the proposal and the stockholder nominating a director or proposing business.

By requiring advance notice of nominations by our stockholders, this procedure will afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, this stockholder notice procedure will provide a more orderly procedure for conducting annual meetings of our stockholders and, to the extent deemed necessary or desirable by our board of directors, will provide our board of directors with an opportunity to inform our stockholders, prior to such meetings, of our board of directors’ position regarding action to be taken with respect to such business, so that our stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the Chairman of our board of directors has the power to determine compliance with the stockholder notice procedure described above. Our bylaws also may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by NASDAQ. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Our Certificate of Incorporation and Bylaws. Our certificate of incorporation provides that we reserve the right to amend, alter, change or repeal any provisions contained in our certificate of incorporation in the manner now or hereafter prescribed by law, and all the provisions of our certificate of incorporation and all rights conferred on our stockholders, directors and officers in our certificate of incorporation are subject to this reserved power. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, we may amend our certificate of incorporation, from time to time, in any respect, so long as our certificate of incorporation as amended would contain only such provisions as would be lawful to insert in an original certificate of incorporation filed at the time of the filing of the amendment. Upon approval of such amendment by our board of directors, the affirmative vote of a majority of the outstanding stock entitled to vote on such amendment would be required to effect the amendment to our certificate of incorporation.

In addition, our bylaws provide that the amendment or repeal by our stockholders of any bylaw may be made by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, except that bylaws governing (i) special meetings of stockholders, (ii) notice of stockholder meetings, (iii) consents of notice, (iv) validity of notice, (v) stockholder action by written consent, (vi) removal of directors, (vii) election of directors, (viii) board vacancies, board classification and board compensation and (ix) amendments to the bylaws may only be amended by the affirmative vote of the holders of not less than 60% of the shares outstanding and entitled to vote at an election of directors. Our certificate of incorporation also provides that, subject to the terms of any series of preferred stock, our bylaws may be amended by our board of directors upon the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time such stockholder became an interested stockholder unless certain conditions are satisfied. The prohibitions set forth in Section 203 of the General Corporation Law of the State of Delaware do not apply if, among other things:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation which is owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as:

•	any person that owns 15% or more of the voting power of outstanding stock of the corporation;

•

any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether or not such person is an interested stockholder; and

•	the affiliates or associates of either of the preceding two categories.

Limitation of Liability

Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Nasdaq National Market Listing

Our common stock is listed on NASDAQ under the symbol “VRUS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., located at 250 Royall Street, Canton, MA 02021. Its telephone number is (781) 575-2879.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $150,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $150,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the Registration Statement.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or any class or series of preferred stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the Registration Statement the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each series of securities will be a new issue of securities and will have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for trading on NASDAQ, subject, if required, to official notice of issuance, or such other trading market as specified in a prospectus supplement. Any securities sold pursuant to a prospectus supplement, other than our common stock, may or may not be listed on a national securities exchange or approved for trading on any other trading market.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Pepper Hamilton LLP, Philadelphia, Pennsylvania. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel other than Pepper Hamilton LLP, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Pharmasset, Inc. as of September 30, 2009 and 2008 and for each of the three years in the period ended September 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2009 of Pharmasset, Inc. appearing in its Annual Report on Form 10-K and incorporated herein by reference have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of such firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The table below itemizes the expenses payable by the Registrant in connection with the registration, issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts in the table, except the SEC Registration Fee, are estimated pursuant to Rule 511 of Regulation S-K.

SEC Registration Fee	10,695
Printing and Engraving Expenses	25,000
Legal Fees and Expenses	25,000
Accountants’ Fees and Expenses	25,000
FINRA Legal Fees and Blue Sky Fees and Expenses	10,000
Transfer Agent and Registrar’s Fees	5,000
Miscellaneous Fees	10,000

Total	$110,695

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its officers, directors and certain other persons to the extent and under the circumstances set forth therein.

The Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, by reason of being or having been a director or officer of the Registrant or serving or having served at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Registrant. The Registrant’s bylaws provide that the Registrant may indemnify such persons to the fullest extent authorized by Delaware law. The Registrant’s bylaws further provide that the indemnification rights granted under the bylaws shall constitute a contract between the Registrant and each such person and any repeal or modification of the indemnification provisions under the bylaws shall not adversely affect any right or protection of such person thereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

The Registrant has entered into indemnification agreements with each of its directors and executive officers.

The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

For information regarding the Registrant’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17. hereof.

ITEM 16.	EXHIBITS

Exhibit Number	Description
4.1*#	Pharmasset, Ltd. 1998 Stock Plan, as amended (Exhibit 4.4)(1)

4.2*#	2007 Equity Incentive Plan, as amended on September 23, 2009 (Exhibit 4)(2)

4.3*#	Form of agreement for awards under the 2007 Equity Incentive Plan (Exhibit 4.3)(3)

4.4	Form of Indenture

4.5*	Form of Share Certificate for Common Stock (Exhibit 4.1)(4)

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Pepper Hamilton LLP (included as Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

+	If necessary, the Registrant will file as an exhibit to an amendment to the Registration Statement or to a report filed under the Exchange Act (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) a statement of computation of ratio of earnings to fixed charges, (v) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee on Form T-1 and (vi) any required opinion of counsel to the Registrant as to certain tax matters relative to securities offered hereby.
*	Previously filed.
#	Management contract or compensatory plan or arrangement.
(1)	Filed as an Exhibit to our registration statement on Form S-1/A filed with the SEC on March 2, 2007.
(2)	Filed as an Exhibit to our registration statement on Form S-8 filed with the SEC on October 6, 2009.
(3)	Filed as an Exhibit to our 2007 Annual Report on Form 10-K filed with the SEC on December 31, 2007.
(4)	Filed as an Exhibit to our registration statement on Form S-1/A filed with the SEC on April 24, 2007.

ITEM 17.	UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions described in Item 14 above, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(8) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(9) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on this 5th day of February, 2010.

PHARMASSET, INC.

February 5, 2010	By:	/s/ P. SCHAEFER PRICE
P. Schaefer Price Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Each person whose signature appears below hereby constitutes and appoints Kurt Leutzinger, P. Schaefer Price and Paul Lubetkin as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Name	Title	Date

/s/ P. SCHAEFER PRICE P. Schaefer Price	Director and Chief Executive Officer (Principal Executive Officer)	February 5, 2010

/s/ KURT LEUTZINGER Kurt Leutzinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 5, 2010

/s/ G. STEVEN BURRILL G. Steven Burrill	Chairman of the Board of Directors	February 5, 2010

/s/ WILLIAM J. CARNEY William J. Carney, Esq.	Director	February 5, 2010

/s/ HERBERT J. CONRAD Herbert J. Conrad	Director	February 5, 2010

/s/ ELLIOT F. HAHN Elliot F. Hahn, Ph.D.	Director	February 5, 2010

/s/ MICHAEL K. INOUYE Michael K. Inouye	Director	February 5, 2010

/s/ FREDRIC D. PRICE Fredric D. Price	Director	February 5, 2010

/s/ ROBERT F. WILLIAMSON III Robert F. Williamson III	Director	February 5, 2010

EXHIBIT INDEX

Exhibit Number	Description
4.4	Form of Indenture

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)